Exhibit 99.1

Senetek PLC Announces Global License for Ferrosan A/S to Market Kinetin Skin Care

Line under Imedeen® Brand

NAPA, Calif., December 10, 2004 / PRNewswire-First Call/ — Senetek PLC (OTCBB: SNTKY - News), www.senetekplc.com, a healthcare technologies company focused on developing and co-marketing products for the anti-aging markets worldwide, today announced the signing of a global non-exclusive license agreement for Ferrosan A/S to launch a collection of Kinetin skin care products as a line extension of its Imedeen® brand of oral skin care supplements. Imedeen® is recognized as worldwide brand category leader. Under the agreement, Ferrosan will manufacture and intends to market the line in the prestige, natural products and direct-to-consumer channels of distribution in addition to the mass market, which became available for licensing under a recent amendment to Revlon’s license in which it agreed that its license would be non-exclusive in the global mass market. Senetek and Ferrosan also plan to jointly develop oral nutriceutical formulations featuring the proven antioxidant properties of Kinetin.

Ferrosan is an international consumer healthcare and medical devices company headquartered in Copenhagen, Denmark engaged in the food supplements, natural remedies and lifestyle products business and the haemostatic and implantable medical devices business. Imedeen®, a unique line of nutritional tablets and capsules for improvement of the skin’s basic quality, structure and appearance, is distributed in 50 markets worldwide.

Frank J. Massino, Chairman and Chief Executive Officer of Senetek, said, “We are very pleased with this new commercial partnership which will further expand Kinetin’s global presence in association with the very strong Imedeen trademark. This new license marks our first step in our campaign to increase Kinetin’s availability in the mass market, which is the largest skin care channel of trade, and co-development with Ferrosan of an oral antioxidant also will be a milestone in our announced program to broaden the product classes benefiting from the remarkable properties of our patented compound, Kinetin.”

Lars Lindmark, Vice President Science & Development of Ferrosan A/S, commented, “Kinetin’s strong science and wide functions represent exciting opportunities for our life-style supplements portfolio, especially within the skin care category and potentially also numerous nutriceutical applications.”

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Senetek is a life sciences-driven product development and licensing company focused on the high growth market for dermatological and skin care products primarily addressing photodamage and age-related skin conditions. Senetek’s patented compound Kinetin is a naturally occurring cytokinin that has proven effective in improving the appearance of aging skin with virtually none of the side effects associated with acid-based active ingredients. Senetek has licensed Kinetin to leading global and regional dermatological and skin care marketers including Valeant Pharmaceuticals, The Body Shop and Revlon. Senetek’s researchers at the University of Aarhus, Denmark, also are collaborating with the Institute of Experimental Botany, Prague, and with Beiersdorf AG, Hamburg, to identify and evaluate additional new biologically active compounds for this high growth field.

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext. 102

E-mail: Pknopick@eandecommunications.com

Safe Harbor Statement

This news release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those that might imply Senetek’s expectation of a successful launch of Kinetin skin care under the Imedeen brand, successful development of an oral antioxidant formulation of Kinetin, and successful evaluation and development of other new compounds in collaboration with the Institute of Experimental Botany and Beiersdorf AG. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2003. However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.